Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Myomo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees To be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)			$1,000,000	$0.00011020	$110.20
	Equity	Pre-Funded Warrants	Other	—	—	—	—	—
	Equity	Common Stock Underlying Pre- Funded Warrants	Rule 457(o)	—	—	—	$0.00011020	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,000,000	$0.00011020	$110,20
	Total Fees Previously Paid							$1,763.20
	Total Fees Offsets							$0
	Net Fee Due(3)							$0

(1)

Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)

The registrant paid a registration fee of $1,763.20 in connection with the registration of $16,000,000 of securities on the Registration Statement on Form S-1 (File No. 333-268705) filed on December 7, 2022 (the “Original Registration Statement”) pursuant to Rule 457(o). The registrant is registering securities having a proposed maximum aggregate offering price of $6,500,000 on (i) its Registration Statement on Form S-1 (File No. 333-268705), as amended, which was declared effective by the Securities and Exchange Commission on January 11, 2023 and (ii) this Registration Statement. The registration fee to be paid hereunder represents a portion of the registration fee of $1,763.20 paid under the Original Registration Statement. Accordingly, no registration fee is due upon the filing of this registration statement.